NEW YORK
NEW YORKS FIRST BANK
FOUNDED 1784 BY
ALEXANDER HAMILTON

June 9, 2005

Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn.: Document Control


Re: Depositary Shares
Evidenced by
American Depositary Receipts
for Ordinary Shares, Par Value
Rand Ten Cents Each of
Anglo American Platinum
Corporation Limited
(F-6 file No. 33-79594)


Dear Sir/Madam:

Pursuant to rule 424(b) (3)
under the Securities Act of
1933, as amended, on behalf
of The Bank of New York, as
depositary for securities
against which American
Depositary Receipts are to
be issued, we enclosed ten
prospectus (the Prospectus)
for Anglo American Platinum
Corporation Limited as
required by Rule 424(e) the
upper right hand corner of
the cover page of each copy
has a reference to Rule 424(b)
(3) and to the file number
of the registration statement
to which the prospectus
relates.

Pursuant to Section III B of
The General Instructions to
the form F-6 Registration
Statement, the Prospectus
consist of the ADR
certificate for Anglo American
Platinum Corporation Limited.

Due to the name change of Anglo
American Platinum Corporation
Limited, the Prospectus has
been revised to include the
name change to: Anglo Platinum
Limited.

Please contact me at (212)
815-8250, or in my absence
Cristina Cobb at (212)
635-1507, with any comments
or questions.

Please stamp the enclosed
copy of this letter to indicate
receipt of the enclosures, and
return the stamped copy to the
undersigned using the stamped
envelope enclosed for your
convenience.

Very Truly Yours


Michael Fitzpatrick
Assistant Treasurer

Enclosure
cc:	Paul Dudek, Esq.
Office of International
Corporate Finance)